Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO
SPONSOR LETTER AGREEMENT

This Amendment No. 1 to Sponsor Letter Agreement (the “Amendment”) is made and entered into as of February 2, 2021 (the “Effective Date”) and amends that certain Sponsor Letter Agreement, dated as of January 11, 2021 (the “Agreement”), by and among ArcLight CTC Holdings, L.P., a Delaware limited partnership (the “Sponsor”), ArcLight Clean Transition Corp., a Cayman Islands exempted company (“ACTC”), and Proterra Inc, a Delaware corporation (the “Company”). The Sponsor, ACTC and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Parties desire to amend the terms of the Agreement as set forth herein.

WHEREAS, Section 9 of the Agreement provides, in part, that the Agreement may be amended only by a duly authorized agreement in writing executed in the same manner as the Agreement and which makes references to the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the Effective Date:

1. Amendment.

1.1 Amendment to Definition of “Lock-up Period”. Section 4(c)(i) of the Agreement is hereby replaced in its entirety with the following:

the term “Lock-up Period” means the period beginning on the Closing Date and ending on the date that is 180 days after the Closing Date; provided, that such 180-day restricted period will terminate early with respect to:

(A) 33% of the Lock-up Shares on the Business Day after the Release Condition is satisfied during the period starting on the day after the Closing Date and ending on the 119th day after the Closing Date; provided, that such early termination will occur no earlier than the later of sixty (60) days after the Closing and thirty (30) days after the registration statement registering shares of Acquiror Common Stock issued in connection with the PIPE investment described in Section 5.21 of the Merger Agreement is declared effective under the Securities Act, and

(B) 33% of the Lock-up Shares on the Business Day after the Release Condition is satisfied during the period starting 120 days after the Closing Date (which, for the avoidance of doubt, shall represent an additional 33% of the Lock-up Shares if the Release Condition shall have been satisfied in clause (A) above);

1.2 Definition of “Release Condition”. A new Section 4(c)(v) is added to the Agreement as follows:

the term “Release Condition” means if over any twenty (20) Trading Days within any thirty (30) Trading Day period, the VWAP of the Acquiror Common Stock is greater than or equal to $20.00 per share of Acquiror Common Stock or there occurs any transaction resulting in a Change in Control with a valuation of the Acquiror Common Stock that is greater than or equal to $20.00 per share of Acquiror Common Stock; provided that the per share stock prices referenced herein will be equitably adjusted on account of any changes in the equity securities of ACTC by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

2. Entire Agreement. This Amendment and the Agreement, constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. In the event of any inconsistency or conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment will prevail and govern.

3. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

4. Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the Agreement shall include the terms contained in this Amendment.

5. Incorporation by Reference. Section 1.2 (Construction) 11.03 (Assignment), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; Waiver of Jury Trial), 11.13 (Enforcement), 11.14 (Non-Recourse) and 11.15 (Non-Survival) of the Merger Agreement are incorporated herein and shall apply to this Amendment mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

ArcLight CTC Holdings, L.P.

By:	ACTC Holdings GP, LLC, its General Partner

By:	/s/ Daniel R. Revers
	Name:	Daniel R. Revers
	Title:	President

ARCLIGHT CLEAN TRANSITION CORP.

By:	/s/ John. F. Erhard
	Name:	John. F. Erhard
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Sponsor Letter Agreement]

PROTERRA INC

By:	/s/ Amy Ard
	Name:	Amy Ard
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Sponsor Letter Agreement]

4